EXHIBIT 99.1
FANNIE MAE
MONTHLY SUMMARY
DECEMBER 2005
HIGHLIGHTS FOR DECEMBER INCLUDE:
•	Fannie Mae’s book of business grew at a compound annualized rate of 8.3 percent in December, driven by the mortgage portfolio, which grew at a 21.4 percent compound annualized rate.
•	Portfolio purchases rose to $28.8 billion in December from $16.0 billion the previous month, aided by continued strength in net retained commitments of $19.6 billion, as investment spreads widened and portfolio sales remained modest.
•	Total business volume rose to $57.9 billion from $52.0 billion the previous month.
•	Lender-originated MBS issues were $39.6 billion. Outstanding MBS growth slowed to a 2.9 percent compound annualized rate in December, as the portfolio increased its purchase of Fannie Mae MBS to $10.4 billion from $1.8 billion the previous month.
•	The conventional single-family delinquency rate (90 days or more delinquent) rose thirteen basis points in November to 0.77 percent, attributable primarily to a rise in delinquencies on Gulf Coast properties. The multifamily delinquency rate (60 days or more delinquent) rose three basis points to 0.27 percent.
•	The duration gap on Fannie Mae’s mortgage portfolio averaged zero months in December.
MORTGAGE MARKET HIGHLIGHTS:
•	Fannie Mae estimates that single-family mortgage originations for 2005 totaled $2.84 trillion, compared with $2.73 trillion in 2004. Fannie Mae projects that single-family mortgage originations will decline to approximately $2.25 trillion in 2006.

BUSINESS BALANCES AND GROWTH ($ in Millions) 1/

	Mortgage Portfolio, Gross 2/		Outstanding MBS 3/		Book of Business
	End Balance	Growth Rate 4/	End Balance	Growth Rate 4/	End Balance	Growth Rate 4/
Full year 2004	$904,555	0.7%	$1,402,761	7.9%	$2,307,316	4.9%

January 2005	$890,834	(16.8%)	$1,416,038	12.0%	$2,306,871	(0.2%)
February 2005	875,245	(19.1%)	1,430,825	13.3%	2,306,070	(0.4%)
March 2005	864,648	(13.6%)	1,441,003	8.9%	2,305,652	(0.2%)
April 2005	851,936	(16.3%)	1,445,353	3.7%	2,297,288	(4.3%)
May 2005	828,079	(28.9%)	1,464,884	17.5%	2,292,963	(2.2%)
June 2005	808,225	(25.3%)	1,485,149	17.9%	2,293,374	0.2%
July 2005	788,786	(25.3%)	1,498,717	11.5%	2,287,503	(3.0%)
August 2005	768,280	(27.1%)	1,520,943	19.3%	2,289,223	0.9%
September 2005	727,824	(47.8%)	1,573,810	50.7%	2,301,634	6.7%
October 2005	717,254	(16.1%)	1,587,014	10.6%	2,304,268	1.4%
November 2005	715,532	(2.8%)	1,594,277	5.6%	2,309,808	2.9%
December 2005	727,173	21.4%	1,598,079	2.9%	2,325,251	8.3%
Full year 2005	$727,173	(19.6%)	$1,598,079	13.9%	$2,325,251	0.8%

BUSINESS VOLUMES ($ in Millions) 1/

	MBS
		Fannie Mae	MBS Issues
	Lender-originated	MBS	Acquired	Portfolio	Business
	Issues 5/	Purchases 6/	by Others	Purchases	Volume
Full year 2004	$527,146	$64,604	$462,542	$262,647	$725,189

January 2005	$37,457	$451	$37,006	$11,095	$48,101
February 2005	31,259	538	30,721	9,446	40,167
March 2005	31,493	326	31,166	11,206	42,372
April 2005	36,838	429	36,409	8,865	45,274
May 2005	34,343	219	34,124	11,198	45,322
June 2005	40,039	210	39,829	8,964	48,793
July 2005	43,344	207	43,138	9,365	52,502
August 2005	46,540	176	46,363	11,564	57,927
September 2005	61,013	410	60,603	10,021	70,625
October 2005	41,563	446	41,117	10,136	51,253
November 2005	37,818	1,823	35,995	16,021	52,016
December 2005	39,553	10,393	29,160	28,760	57,920
Full year 2005	$481,260	$15,628	$465,632	$146,640	$612,272

MORTGAGE PORTFOLIO COMMITMENTS, PURCHASES, AND SALES ($ in Millions) 1/

	Net			Mortgage
	Retained			Portfolio
	Commitments 7/	Purchases	Purchase Yield 8/	Sales
Full year 2004	$256,144	$262,647	4.22%	$16,449

January 2005	$291	$11,095	4.40%	$6,360
February 2005	2,578	9,446	4.73%	9,539
March 2005	9,945	11,206	4.79%	4,806
April 2005	5,104	8,865	5.04%	1,680
May 2005	(8,768)	11,198	4.99%	17,812
June 2005	(3,185)	8,964	5.33%	10,350
July 2005	3,858	9,365	5.43%	9,288
August 2005	(21,943)	11,564	5.27%	12,507
September 2005	(403)	10,021	5.44%	31,071
October 2005	8,314	10,136	5.50%	4,437
November 2005	20,084	16,021	5.17%	2,571
December 2005	19,595	28,760	5.43%	2,876
Full year 2005	$35,469	$146,640	5.16%	$113,295

1/	Represents unpaid principal balance.
2/	Excludes mark-to-market adjustments, deferred balances and allowance for losses. Includes $342 billion of Fannie Mae MBS as of December 31, 2005.
3/	MBS held by investors other than Fannie Mae’s portfolio.
4/	Growth rates are compounded.
5/	Excludes MBS issued from Fannie Mae’s portfolio, which was $1,331 million in December 2005.
6/	Included in total portfolio purchases.
7/	Represents commitments to purchase, net of commitments to sell, entered into during the month, including any modifications to original amounts. Please refer to “Correction” on page 2 for more information. We made no revisions to 2004.
8/	Calculated as commitment yield for single-family loans, pass-thru rate for multifamily loans and coupon divided by price for securities. Yields are presented on a taxable-equivalent basis.

Numbers may not sum due to rounding.

LIQUIDATIONS ($ in Millions) 1/					DELINQUENCY RATES
	Mortgage Portfolio		Outstanding MBS		Single-family Conventional 2/			Multifamily
	Liquidations		Liquidations		Non-Credit	Credit
	Amount	Annual Rate	Amount	Annual Rate	Enhancement 3/	Enhancement 4/	Total 5/	Total 6/
Full year 2004	$240,201	26.87%	$374,688	27.58%

January 2005	$18,480	24.70%	$30,063	25.60%	0.35%	1.88%	0.65%	0.10%
February 2005	15,545	21.13%	24,107	20.32%	0.34%	1.84%	0.64%	0.10%
March 2005	17,049	23.52%	24,956	20.86%	0.31%	1.72%	0.59%	0.09%
April 2005	19,899	27.82%	33,740	28.05%	0.30%	1.68%	0.57%	0.10%
May 2005	17,301	24.72%	27,844	22.96%	0.30%	1.68%	0.57%	0.10%
June 2005	18,502	27.14%	29,243	23.79%	0.30%	1.69%	0.57%	0.10%
July 2005	19,575	29.42%	34,429	27.69%	0.32%	1.74%	0.59%	0.08%
August 2005	19,624	30.25%	34,976	27.80%	0.32%	1.76%	0.59%	0.08%
September 2005	19,468	31.23%	37,036	28.72%	0.33%	1.78%	0.61%	0.09%
October 2005	16,407	27.25%	32,350	24.56%	0.35%	1.86%	0.64%	0.24%
November 2005	15,247	25.54%	31,156	23.50%	0.46%	2.11%	0.77%	0.27%
December 2005	14,318	23.82%	28,167	21.18%
Full year 2005	$211,416	26.25%	$368,067	24.59%

AVERAGE INVESTMENT BALANCES

Fannie Mae has determined at this time not to provide average investment balances, which are derived from numbers that are subject to restatement.

INTEREST RATE RISK DISCLOSURE

Effective
Duration Gap 7/
(in months)
January 2005	-1
February 2005	0
March 2005	1
April 2005	-1
May 2005	-1
June 2005	0
July 2005	1
August 2005	0
September 2005	1
October 2005	1
November 2005	0
December 2005	0

1/	Represents unpaid principal balance.
2/	Includes conventional loans three or more months delinquent or in foreclosure process as a percent of the number of loans.
3/	Loans without primary mortgage insurance or any credit enhancements.
4/	Loans with primary mortgage insurance and/or other credit enhancements.
5/	Total of single-family non-credit enhanced and credit enhanced loans.
6/	Includes loans and securities 60 days or more past due and is calculated based on mortgage credit book of business.
7/	The duration gap is a weighted average for the month. Since October 2005, we have included non-mortgage assets and liabilities in the duration gap calculation. Our portfolio duration gap calculation excludes any interest rate sensitivity of the guarantee business.

Numbers may not sum due to rounding.

CORRECTION:
•	Fannie Mae is revising its definition of net retained commitments and correcting an error in the company’s previously reported net retained commitments for 2005. These changes relate to activity information and do not impact the company’s financial statements. The company will no longer include optional commitments to purchase loans (where the other party does not have a corresponding obligation to sell the loans), until we actually purchase a loan under the commitment. This will result in an aggregate decrease of $7.5 billion in previously reported net retained commitments for 2005. Included in this $7.5 billion decrease is the correction of an error of $2.3 billion, principally due to the company’s inclusion of amounts both at the time we entered into the optional commitment, as well as when we purchased the loans. Purchases are not affected by these revisions to net retained commitments.
In connection with the pending re-audit and restatement of Fannie Mae’s previously published financial statements, management is undertaking a comprehensive review of Fannie Mae’s accounting routines and controls, financial reporting process and the application of generally accepted accounting principles. While most of the information contained in this summary is not derived from Fannie Mae’s financial statements, we expect that some of this information will be impacted by the re-audit and restatement. Management believes that the information may be useful to investors for comparing current business activities with those of prior periods and for reviewing trends in our business, notwithstanding that information may change, perhaps materially, from what is reported herein. Issues under review that will cause some of this information to change include those related to securities accounting, loan accounting, consolidation and amortization. More information regarding the re-audit and restatement may be found in Form 8-Ks Fannie Mae filed with the Securities and Exchange Commission on December 22, 2004, March 18, 2005, May 11, 2005, August 9, 2005 and November 10, 2005.
For more information about Fannie Mae, please visit www.fanniemae.com or contact us at (202) 752-7115.